EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

International Stem Cell Corporation
Oceanside, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 18, 2008 relating to the consolidated financial statements of International Stem Cell Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Vasquez & Company LLP

Los Angeles, California
May 14, 2008